Exhibit (q)

POWER OF ATTORNEY

Each of the undersigned Trustees of HighMark Funds (the “Trust”) hereby constitutes and appoints Helen Robichaud, Dennis Mooradian and Pamela O’Donnell, each of them with full powers of substitution or resubstitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities any registration statements or statement of the Trust and any and all amendments thereto (including post-effective amendments) pursuant to the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (together, the “Acts”), all other documents filed by the Trust or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Acts and any rules, regulations or requirements of the SEC in respect thereof, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or its affiliates to comply with the Acts, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including specifically, but without limiting the generality of the foregoing, all documents necessary to ensure the Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to the Trust concerning the filings and actions described herein.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 1st day of August 2012.

SIGNATURE	TITLE	SIGNATURE	TITLE

/s/ David E. Benkert	Trustee	/s/ Thomas L. Braje	Trustee
David E. Benkert		Thomas L. Braje

/s/ Evelyn S. Dilsaver	Trustee	/s/ David A. Goldfarb	Trustee
Evelyn S. Dilsaver		David A. Goldfarb

/s/ Michael L. Noel	Trustee	/s/ Mindy M. Posoff	Trustee
Michael L. Noel		Mindy M. Posoff